UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

Ocean Electric, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 321-8216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 1, 2013, Ocean Electric, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with Mr. Ricardo Prats, under which the Company agreed to continue to employ Mr. Prats as its Chief Executive Officer through April 30, 2015.

Pursuant to the Agreement, Mr. Prats is entitled to receive $12,000 per month for his service.  He is also eligible to receive annual performance bonuses and other employee benefits made generally available to all employees.  The Company agreed to indemnify Mr. Prats in the performance of his duties and responsibilities and advance expenses to the maximum extent permitted under Nevada law and the Company’s certificate of incorporation and bylaws.  Mr. Prats agreed not to disclose any of the Company’s confidential information during or after his employment.  He further agreed not to compete directly or indirectly with the Company in the United States or Europe within a year of his termination.

The Agreement is attached hereto as Exhibit 10.1.

Item 9.01 — Financial Statements and Exhibits

The following is filed as exhibits to this Current Report on Form 8-K:

10.1

Executive Employment Agreement, by and between Ocean Electric, Inc. and Ricardo Prats, dated May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ocean Electric, Inc.

Date: May 6, 2013	By:	/s/ Richard Prats
Richard Prats President